EXHIBIT 99.1

Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports First-Quarter 2016 Results

OKLAHOMA CITY – May 3, 2016 – Devon Energy Corp. (NYSE: DVN) today reported operational and financial results for the first quarter of 2016 and provided guidance for the second quarter and full-year 2016.

Highlights

•	Exceeded midpoint expectations for all production products

•	Raised full-year production guidance by 3 percent

•	Reduced LOE costs by 21 percent year over year

•	Lowered 2016 operating cost outlook by $50 million

•	Improved balance sheet strength with liquidity increasing to $4.6 billion

“In spite of the challenging industry conditions, Devon achieved another high-quality operating performance in the first quarter as we continued to take the appropriate steps to deliver significant cost reductions and accelerate efficiency gains across our portfolio,” said Dave Hager, president and CEO. “These successful efforts resulted in production exceeding the midpoint of guidance for all products and operating costs declining by more than 20 percent year over year. Additionally, G&A costs savings remain on track to reduce overhead by up to $500 million on an annual basis.”

“Looking ahead, our top priority is to maintain a strong balance sheet,” said Hager. “We are balancing capital requirements with cash flow and enhancing our financial strength by utilizing asset sale proceeds to reduce debt. This disciplined financial strategy positions us to take advantage of our world-class resource plays when prices incentivize higher activity levels.”

Raising 2016 Production Guidance

Devon’s reported oil production averaged 285,000 barrels per day in the first quarter of 2016. Of this amount, 255,000 barrels per day were from the Company’s core assets, where investment will be focused going forward. Oil production from these assets increased 10 percent year over year, exceeding the midpoint of guidance by 5,000 barrels per day.

Overall, net production from Devon’s core assets averaged 581,000 oil-equivalent barrels (Boe) per day during the first quarter, surpassing the midpoint of guidance by 6,000 Boe per day. With the strong growth in higher-margin production, oil is now the largest component of Devon’s product mix at 44 percent of total production.

Given the strong year-to-date production performance, Devon has raised the midpoint of its 2016 guidance by 15,000 Boe per day, or 3 percent. This incremental production is expected to be delivered without additional capital spending.

Strong Operating Costs Performance in Q1; Additional Savings Expected

The Company has several cost-reduction initiatives underway that positively impacted first-quarter results. The most significant operating cost savings came from lease operating expenses (LOE), which is Devon’s largest field-level cost. LOE declined 21 percent compared to the first quarter of 2015 to $7.13 per Boe, and LOE was $6 million below the bottom-end of guidance. The decrease in LOE was primarily driven by improved power and water-handling infrastructure, declining labor expense and lower supply chain costs.

With these outstanding results in the first quarter and additional cost savings expected throughout 2016, the Company is lowering its full-year LOE outlook by $50 million to a range of $1.75 billion to $1.85 billion. Due to these additional savings, the Company expects field-level costs, which include both LOE and production taxes, to decline by up to $400 million for the full-year 2016.

G&A Cost Savings Initiatives Ahead of Schedule

Devon also realized significant general and administrative (G&A) cost savings in the first quarter. G&A expenses totaled $194 million, a 23 percent improvement compared to the first quarter of 2015. This decrease was driven by lower employee-related costs.

In the first quarter of 2016, the Company reduced its employee count by approximately 20 percent, bringing the total workforce reduction to more than 25 percent over the past 12 months. This reorganization effort resulted in $234 million of non-recurring charges, with minimal cash payments occurring in the first quarter. Overall, approximately 75 percent of the reorganization charges will result in cash payments, with the vast majority in subsequent quarters.

As a result of the G&A cost-reduction initiatives, overhead costs are projected to decline to approximately $160 million in the second quarter, and the Company is on track to reduce G&A costs by up to $500 million on an annual basis.

Disciplined Capital Program Yields Strong Results

Devon’s accrued E&P capital spending, which accounts for activity that was incurred during the reporting period, amounted to $363 million in the first quarter. This strong cost performance was 9 percent below the Company’s guidance midpoint.

The $363 million of accrued upstream capital activity in the first quarter compares to $749 million reported on Devon’s consolidated statement of cash flows. The difference primarily relates to EnLink capital incurred and the timing of payables from higher activity levels in late 2015.

First-Quarter 2016 Operations Report

For additional details on Devon’s E&P operations, please refer to the Company’s first-quarter 2016 operations report at www.devonenergy.com. Highlights from the report include:

•	STACK delivering top-tier results

•	Leonard Shale potential expands in the Delaware Basin

•	Eagle Ford generating substantial free cash flow

•	Powder River Basin delivers best-in-class well results

•	Jackfish 2 exceeds nameplate capacity

EnLink Midstream Delivers Steady Cash Flow

Devon’s midstream business generated $202 million of operating profit in the first quarter, driven entirely by Devon’s strategic investment in EnLink Midstream. The Company has a 64 percent ownership in the general partner (ENLC) and a 25 percent interest in the limited partnership (ENLK). In aggregate, Devon’s ownership in EnLink is valued at approximately $3 billion and is expected to generate cash distributions of $270 million in 2016.

Balance Sheet and Liquidity Bolstered

Devon exited the first quarter with $4.6 billion of liquidity, consisting of $1.6 billion of cash on hand and $3.0 billion of capacity on its senior credit facility. Liquidity was bolstered during the first quarter by a secondary stock offering.

Devon exited the quarter with net debt, excluding non-recourse EnLink obligations, totaling $7.7 billion. The Company has managed its debt-maturity schedule to provide maximum flexibility with near-term liquidity and has no significant debt maturities until December 2018. The weighted-average cost of Devon’s outstanding debt is only 5 percent.

Asset Divestiture Programs Advance

To further enhance its financial strength, the Company is targeting total divestiture proceeds of $2 billion to $3 billion. In April, Devon took an important step toward that divestiture goal by announcing the sale of its non-core Mississippian assets in northern Oklahoma for $200 million, which is expected to close in the second quarter.

The divestiture process for the Company’s remaining non-core assets is ongoing. Devon is marketing its 50 percent interest in the Access Pipeline in Canada and anticipates an announcement in the first half of 2016. Efforts to monetize remaining non-core upstream assets in the U.S. are also progressing. Data rooms have been open since early March and bids are expected by the end of the second quarter.

Core Earnings Results and Non-GAAP Reconciliations

Adjusting for items that securities analysts typically exclude from their published estimates, Devon had a core loss of $249 million, or $0.53 per share in the first quarter of 2016. On a reported basis, Devon had a net loss of $3.1 billion for the first-quarter 2016.

For the quarter ended the Company had $149 million in net cash from operating activities. This included a positive working capital adjustment of $224 million and negative adjustments of $167 million and $130 million for restructuring and foreign exchange derivative settlements, respectively. These items are typically excluded from analyst estimates of cash flow from operations.

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP (generally accepted accounting principles) financial measures to the related GAAP information. Core earnings and net debt are non-GAAP financial measures referenced within this release. Reconciliations of these non-GAAP measures are provided later in this release.

Conference Call Webcast and Supplemental Earnings Materials

Please note that as soon as practicable today, Devon will post an operations report to its website at www.devonenergy.com. The Company’s first-quarter conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, May 4, 2016, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: the volatility of oil, gas and NGL prices, including the currently depressed commodity price environment; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in exploration and development activities; risks related to our hedging activities; counterparty credit risks; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; risks relating to our indebtedness; our ability to successfully complete mergers, acquisitions and divestitures; the extent to which insurance covers any losses we may experience; our limited control over third parties who operate our oil and gas properties; midstream capacity constraints and potential interruptions in production; competition for leases, materials, people and capital; cyberattacks targeting our systems and infrastructure; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The Company is the second-largest oil producer among North American onshore independents. For more information, please visit www.devonenergy.com.

Investor Contacts

Howard Thill, 405-552-3693

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES

	Quarter Ended
	March 31,
	2016	2015
Oil and bitumen (MBbls/d)
U. S. - Core	129	127
Heavy Oil	126	104

Core assets	255	231
Other	30	41

Total	285	272

Natural gas liquids (MBbls/d)
U. S. - Core	108	105
Other	29	34

Total	137	139

Gas (MMcf/d)
U. S. - Core	1,295	1,304
Heavy Oil	15	28

Core assets	1,310	1,332
Other	271	313

Total	1,581	1,645

Oil equivalent (MBoe/d)
U. S. - Core	452	449
Heavy Oil	129	109

Core assets	581	558
Other	104	127

Total	685	685

KEY OPERATING STATISTICS BY REGION

	Quarter Ended March 31, 2016
	Avg. Production (MBoe/d)	Gross Wells Drilled	Rigs at March 31, 2016 (including partner rigs)

STACK	91	17	4
Delaware Basin	63	21	—
Eagle Ford	107	24	2
Rockies	23	8	—
Heavy Oil	129	9	—
Barnett Shale	168	—	—

Core assets	581	79	6

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND

	2015				2016
	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 1
Oil and bitumen (MBbls/d)
STACK	6	6	6	7	14
Delaware Basin	33	41	41	42	38
Eagle Ford	75	67	62	60	59
Rockies	12	16	16	16	17
Heavy Oil	104	98	121	121	126
Barnett Shale	1	1	1	1	1

Core assets	231	229	247	247	255
Other	41	41	35	31	30

Total	272	270	282	278	285

Natural gas liquids (MBbls/d)
STACK	22	16	22	23	29
Delaware Basin	8	10	8	11	12
Eagle Ford	23	24	26	27	24
Rockies	1	1	2	1	1
Barnett Shale	51	49	44	46	42

Core assets	105	100	102	108	108
Other	34	34	32	31	29

Total	139	134	134	139	137

Gas (MMcf/d)
STACK	230	221	216	235	286
Delaware Basin	66	75	70	82	84
Eagle Ford	143	146	154	151	144
Rockies	38	41	41	38	32
Heavy Oil	28	20	16	24	15
Barnett Shale	827	805	788	768	749

Core assets	1,332	1,308	1,285	1,298	1,310
Other	313	319	301	285	271

Total	1,645	1,627	1,586	1,583	1,581

Oil equivalent (MBoe/d)
STACK	65	59	64	70	91
Delaware Basin	52	64	61	66	63
Eagle Ford	122	114	113	111	107
Rockies	19	24	25	23	23
Heavy Oil	109	101	124	126	129
Barnett Shale	191	185	176	175	168

Core assets	558	547	563	571	581
Other	127	127	117	110	104

Total	685	674	680	681	685

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Quarter 1
	2016	2015
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$33.66	$48.87
Natural Gas ($/Mcf) - Henry Hub	$2.09	$2.99

REALIZED PRICES

	Quarter Ended March 31, 2016
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)		Gas (Per Mcf)		Total (Per Boe)
United States	$28.74		$6.84		$1.53	$14.22
Canada (1)	$9.18	$	N/M	$	N/M	$8.95

Realized price without hedges	$20.06		$6.84		$1.53	$13.23
Cash settlements	$—		$—		$0.13	$0.30

Realized price, including cash settlements	$20.06		$6.84		$1.66	$13.53

	Quarter Ended March 31, 2015
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)		Gas (Per Mcf)		Total (Per Boe)

United States	$42.80		$9.40		$2.45	$21.66
Canada (1)	$22.87	$	N/M	$	N/M	$22.16

Realized price without hedges	$35.17		$9.40		$2.45	$21.74
Cash settlements	$21.12		$—		$0.51	$9.62

Realized price, including cash settlements	$56.29		$9.40		$2.96	$31.36

(1)	The reported Canadian gas volumes include volumes that are produced from certain of our leases and then transported to our Jackfish operations where the gas is used as fuel. However, the revenues and expenses related to this consumed gas are eliminated in our consolidated financials.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS

(in millions, except per share amounts)	Quarter Ended
	March 31,
	2016	2015
Oil, gas and NGL sales	$825	$1,339
Oil, gas and NGL derivatives	33	294
Marketing and midstream revenues	1,268	1,632

Total operating revenues	2,126	3,265

Lease operating expenses	444	553
Marketing and midstream operating expenses	1,066	1,439
General and administrative expenses	194	251
Production and property taxes	78	108
Depreciation, depletion and amortization	542	930
Asset impairments	3,035	5,460
Restructuring and transaction costs	247	—
Other operating items	20	19

Total operating expenses	5,626	8,760

Operating loss	(3,500)	(5,495)
Net financing costs	164	117
Other nonoperating items	21	12

Loss before income taxes	(3,685)	(5,624)
Income tax benefit	(217)	(2,035)

Net loss	(3,468)	(3,589)
Net earnings (loss) attributable to noncontrolling interests	(412)	10

Net loss attributable to Devon	$(3,056)	$(3,599)

Net loss per share attributable to Devon:
Basic	$(6.44)	$(8.88)
Diluted	$(6.44)	$(8.88)
Weighted average common shares outstanding:
Basic	479	410
Diluted	479	410

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)	Quarter
	Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(3,468)	$(3,589)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, depletion and amortization	542	930
Asset impairments	3,035	5,460
Deferred income tax benefit	(207)	(2,047)
Derivatives and other financial instruments	194	(430)
Cash settlements on derivatives and financial instruments	(104)	719
Other noncash charges	(67)	225
Net change in working capital	198	215
Change in long-term other assets	53	141
Change in long-term other liabilities	(27)	24

Net cash from operating activities	149	1,648

Cash flows from investing activities:
Capital expenditures	(749)	(1,717)
Acquisitions of property, equipment and businesses	(1,627)	(404)
Divestitures of property and equipment	18	2
Other	(1)	3

Net cash from investing activities	(2,359)	(2,116)

Cash flows from financing activities:
Borrowings of long-term debt, net of issuance costs	396	957
Repayments of long-term debt	(259)	(487)
Net short-term debt borrowings (repayments)	(626)	15
Issuance of common stock	1,469	—
Sale of subsidiary units	—	569
Issuance of subsidiary units	727	2
Dividends paid on common stock	(125)	(99)
Distributions to noncontrolling interests	(73)	(53)
Other	—	(12)

Net cash from financing activities	1,509	892

Effect of exchange rate changes on cash	26	(46)
Net change in cash and cash equivalents	(675)	378
Cash and cash equivalents at beginning of period	2,310	1,480

Cash and cash equivalents at end of period	$1,635	$1,858

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)
	March 31,	December 31,
	2016	2015
Current assets:
Cash and cash equivalents	$1,635	$2,310
Accounts receivable	1,023	1,105
Derivatives, at fair value	54	43
Income taxes receivable	24	147
Other current assets	214	416

Total current assets	2,950	4,021

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	79,907	78,190
Not subject to amortization	3,901	2,584

Total oil and gas	83,808	80,774
Midstream and other	10,979	10,380

Total property and equipment, at cost	94,787	91,154
Less accumulated depreciation, depletion and amortization	(75,523)	(72,086)

Property and equipment, net	19,264	19,068

Goodwill	4,159	5,032
Other long-term assets	2,264	1,330

Total assets	$28,637	$29,451

Current liabilities:
Accounts payable	$640	$906
Revenues and royalties payable	705	763
Short-term debt	350	976
Other current liabilities	905	650

Total current liabilities	2,600	3,295

Long-term debt	12,195	12,056
Asset retirement obligations	1,491	1,370
Other long-term liabilities	1,112	853
Deferred income taxes	731	888
Stockholders’ equity:
Common stock	52	42
Additional paid-in capital	7,501	4,996
Retained earnings (accumulated deficit)	(1,400)	1,781
Accumulated other comprehensive earnings	257	230

Total stockholders’ equity attributable to Devon	6,410	7,049
Noncontrolling interests	4,098	3,940

Total stockholders’ equity	10,508	10,989

Total liabilities and stockholders’ equity	$28,637	$29,451

Common shares outstanding	524	418

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATING STATEMENTS OF OPERATIONS

(in millions)
	Quarter Ended March 31, 2016
	Devon U.S. & Canada	EnLink	Eliminations	Total
Oil, gas and NGL sales	$825	$—	$—	$825
Oil, gas and NGL derivatives	33	—	—	33
Marketing and midstream revenues	561	890	(183)	1,268

Total operating revenues	1,419	890	(183)	2,126

Lease operating expenses	444	—	—	444
Marketing and midstream operating expenses	576	673	(183)	1,066
General and administrative expenses	164	30	—	194
Production and property taxes	67	11	—	78
Depreciation, depletion and amortization	420	122	—	542
Asset impairments	2,162	873	—	3,035
Restructuring and transaction costs	242	5	—	247
Other operating items	19	1	—	20

Total operating expenses	4,094	1,715	(183)	5,626

Operating loss	(2,675)	(825)	—	(3,500)
Net financing costs	120	44	—	164
Other nonoperating items	19	2	—	21

Loss before income taxes	(2,814)	(871)	—	(3,685)
Income tax benefit	(213)	(4)	—	(217)

Net loss	(2,601)	(867)	—	(3,468)
Net loss attributable to noncontrolling interests	—	(412)	—	(412)

Net loss attributable to Devon	$(2,601)	$(455)	$—	$(3,056)

OTHER KEY STATISTICS

(in millions)	Quarter Ended March 31, 2016
	Devon U.S. & Canada	EnLink	Eliminations	Total
Cash flow statement related items:
Operating cash flow	$(45)	$194	$—	$149
Capital expenditures	$(614)	$(135)	$—	$(749)
Acquisitions of property, equipment and businesses	$(830)	$(797)	$—	$(1,627)
EnLink distributions received (paid)	$66	$(139)	$—	$(73)
Issuance of subsidiary units	$—	$727	$—	$727
Balance sheet statement items:
Net debt(1)	$7,712	$3,198	$—	$10,910

(1)	Net debt is a non-GAAP measure. For a reconciliation of the comparable GAAP measure, see “Non-GAAP Financial Measures” later in this release.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CAPITAL EXPENDITURES

(in millions)
Quarter Ended March 31, 2016
Exploration and development capital	$363
Capitalized G&A	73
Capitalized interest	14
Acquisitions	1,518
Midstream	2
Corporate and other	4

Devon capital expenditures (1)	$1,974

(1)	Excludes $545 million attributable to EnLink.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning non-GAAP financial measures (GAAP refers to generally accepted accounting principles). The Company must reconcile the non-GAAP financial measure to related GAAP information.

CORE EARNINGS

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the Company’s financial results. Accordingly, the Company also uses the measures of core earnings and core earnings per diluted share. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on first-quarter 2016 earnings.

(in millions, except per share amounts)	Quarter Ended March 31, 2016
	Before-Tax	After-Tax
Net loss attributable to Devon (GAAP)		$(3,056)
Asset impairments	3,035	2,299
Deferred tax asset valuation allowance		808
Restructuring and transaction costs (1) SEE CASH FLOW FOOTNOTE BELOW	247	159
Changes in financial instruments and FX (2) SEE CASH FLOW FOOTNOTE BELOW	12	(39)

Core earnings before noncontrolling interest (non-GAAP)		171
Noncontrolling interest		420

Core loss attributable to Devon (non-GAAP)		$(249)

Share count		479
Core loss per share attributable to Devon (non-GAAP)		$(0.53)

CASH FLOW FOOTNOTES

(1)	Includes a negative $167 million impact to cash flow before balance sheet changes that is typically excluded from analyst estimates.
(2)	Includes a negative $130 million impact to cash flow before balance sheet changes and operating cash flow that is typically excluded from analyst estimates.

NET DEBT

Devon defines net debt as debt less cash and cash equivalents and net debt attributable to the consolidation of EnLink Midstream as presented in the following table. Devon believes that netting these sources of cash against debt and adjusting for EnLink net debt provides a clearer picture of the future demands on cash from Devon to repay debt.

(in millions)	March 31, 2016
	Devon U.S. & Canada	EnLink	Devon Consolidated
Total debt (GAAP)	$9,341	$3,204	$12,545
Less cash and cash equivalents	(1,629)	(6)	(1,635)

Net debt (non-GAAP)	$7,712	$3,198	$10,910

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 2		Full Year
	Low	High	Low	High
Oil and bitumen (MBbls/d)
U. S. - core	103	108	105	110
Heavy Oil	122	127	128	133

Core assets	225	235	233	243
Other	24	29	20	25

Total	249	264	253	268

Natural gas liquids (MBbls/d)
U. S. - core	100	105	98	103
Other	25	30	22	27

Total	125	135	120	130

Gas (MMcf/d)
U. S. - core	1,200	1,250	1,185	1,235
Heavy Oil	14	17	14	17

Core assets	1,214	1,267	1,199	1,252
Other	240	260	228	248

Total	1,454	1,527	1,427	1,500

Oil equivalent (MBoe/d)
U. S. - core	403	421	401	419
Heavy Oil	124	130	130	136

Core assets	527	551	531	555
Other	89	102	80	93

Total	616	653	611	648

PRICE REALIZATIONS GUIDANCE

	Quarter 2		Full Year
	Low	High	Low	High
Oil and bitumen - % of WTI
U. S.	83%	93%	83%	93%
Canada	38%	48%	34%	44%
NGL - realized price	$6	$10	$7	$11
Natural gas - % of Henry Hub	73%	83%	75%	85%

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

OTHER GUIDANCE ITEMS

	Quarter 2		Full Year
($ millions, except %)	Low	High	Low	High
Marketing & midstream operating profit	$200	$225	$875	$925
Lease operating expenses	$440	$470	$1,750	$1,850
General & administrative expenses	$150	$170	$625	$675
Production and property taxes	$70	$80	$285	$315
Depreciation, depletion and amortization	$510	$560	$2,100	$2,300
Other operating items	$15	$20	$50	$75
Net financing costs (1)	$160	$170	$650	$700
Current income tax rate	0.0%	0.0%	0.0%	0.0%
Deferred income tax rate	35.0%	45.0%	35.0%	45.0%

Total income tax rate	35.0%	45.0%	35.0%	45.0%

Net earnings attributable to noncontrolling interests	$—	$—	$—	$—

(1)	Full year 2016 includes $50 million of non-cash accretion on EnLink’s installment purchase obligations.

CAPITAL EXPENDITURES GUIDANCE

	Quarter 2		Full Year
(in millions)	Low	High	Low	High
Exploration and development	$250	$300	$900	$1,100
Capitalized G&A	55	65	200	250
Capitalized interest	10	20	40	50
Midstream	—	5	—	10
Corporate and other	10	15	30	35

Devon capital expenditures (2)	$325	$405	$1,170	$1,445

(2)	Excludes capital expenditures related to EnLink.

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

COMMODITY HEDGES

	Oil Commodity Hedges
	Price Swaps		Price Collars			Oil Call Options Sold
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Price ($/Bbl)
Q2-2016	30,000	$39.24	73,000	$33.85	$41.59	18,500	$60.99
Q3-2016	15,000	$45.63	65,000	$40.37	$46.91	18,500	$55.00
Q4-2016	15,000	$46.16	20,000	$40.85	$50.85	18,500	$55.00

	Oil Basis Swaps
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q2-2016	Western Canadian Select	42,000	$(13.31)
Q3-2016	Western Canadian Select	39,000	$(13.38)
Q4-2016	Western Canadian Select	33,000	$(13.40)

	Natural Gas Commodity Hedges
	Price Swaps		Price Collars			Call Options Sold
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q2-2016	481,400	$2.73	24,725	$1.97	$2.30	400,000	$2.80
Q3-2016	100,000	$2.84	—	$—	$—	400,000	$2.80
Q4-2016	—	$—	70,000	$2.56	$2.76	400,000	$2.80

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index. Commodity hedge positions are shown as of April 29, 2016.